UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2013

VALLEY NATIONAL BANCORP

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-11277	22-2477875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1455 Valley Road, Wayne, New Jersey	07470
(Address of Principal Executive Offices)	(Zip Code)

(973) 305-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On December 5, 2013, the Board of Directors of Valley National Bancorp (“Valley”) adopted an amendment to Article I, Section 5 of Valley’s By-Laws, effective immediately, to provide for a majority vote standard in uncontested elections of directors.

Previously, the By-Laws provided for a plurality vote standard in director elections. Under the amended By-Laws, director nominees will be elected to the Board if they receive more votes “for” than “against” their election, in other words if they receive a majority of the votes cast, in uncontested director elections. The plurality vote standard will continue to apply in the case of contested director elections (i.e., in an election in which the number of director nominees exceeds the number of board seats to be filled).

The amended and restated By-Laws and a copy marked to show changes are attached as Exhibits 3.1 and 3.2, respectively. Exhibit 3.1 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	By-Laws of the Registrant, as amended and restated effective December 5, 2013.

3.2	Marked By-Laws of the Registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 5, 2013	VALLEY NATIONAL BANCORP

	By:	/s/ Mitchell L. Crandell
Mitchell L. Crandell
First Senior Vice President &
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	By-Laws of the Registrant, as amended and restated effective December 5, 2013.

3.2	Marked By-Laws of the Registrant.